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                                                                     Exhibit 2.1


                               PRIMARK CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT


     This Non-Qualified Stock Option Agreement (the "Option Agreement") is made as of the 24th day of February, 1999 by and between Primark Corporation, a Michigan corporation (the "Company"), and David Taylor (the "Optionee").

     WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Optionee an option to purchase a certain number of shares of the Company's Common Stock (the "Stock"), all according to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

     1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee on this date (the "Grant Date") the right and option (the "Option") to purchase from the Company, on the terms and subject to the conditions hereinafter set forth, 10,000 shares of Stock.

     2. PRICE. The per share purchase price (the "Option Price") for each share of Stock subject to the Option is $20.8125 (the closing price on the Grant Date of a share of stock on the New York Stock Exchange).

     3. EXERCISE OF OPTION. Except as otherwise provided herein, the Option granted pursuant to this Option Agreement shall be subject to exercise as follows:

          A. TIME AND EXERCISE OF OPTION. The Optionee shall have a cumulative right to exercise up to 33% of the shares of Stock covered by the Option after the first year following the Grant Date, 67% after the second year and 100% after the third year. To the extent exercisable, the Optionee may exercise the Option (subject to the limitations on exercise set forth herein), in whole or in part, at any time and from time to time, from and after the date hereof and prior to the termination of the Option as set forth in Subsection F below; provided, that no single exercise of the Option shall be for less than 100 shares, unless the number of shares purchased is the total number at the time available for purchase under this Option, and PROVIDED, FURTHER, that in no event may the Option be exercised for a fractional share.

          B. EXERCISE BY OPTIONEE. During the lifetime of the Optionee, only the Optionee (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option.

          C. TERMINATION OF CONSULTANT STATUS. The Optionee may exercise the Option only while the Optionee is employed as a consultant of the Company, and immediately upon the termination of Optionee's employment with the Company the Option shall terminate and the Optionee shall have no further right to purchase shares of Stock under this Option Agreement, except as provided in Subsections D and E of this Section.



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          D.   DEATH. In the event of the Optionee's death either while a consultant of the Company, or within the one-year period following the termination of such employment during which the Option was exercisable pursuant to Subsection E of this Section, the Optionee's designated beneficiary or, in the absence of a beneficiary designation, the personal representative or legatees or distributees of the Optionee's estate, as the case may be, shall have the right (subject to the limitations on exercise set forth in Subsection A above) to exercise all or any part of the Option to the extent the Option was exercisable on the date of the Optionee's death, at any time within one year after the date of the Optionee's death but not later than the original expiration date of the Option. The Optionee may designate to the Company on a form provided by the Company for that purpose, a beneficiary who may exercise the Option after the Optionee's death under this Subsection D. Such designation may be cancelled or changed by the Optionee in his discretion, but no cancellation or change will be recognized by the Company unless effected in writing on a form provided by the Company for that purpose and filed with the Company.

          E. DISABILITY. If the Optionee's employment with Company is terminated by reason of "permanent and total disability" (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), the Optionee or the Optionee's guardian or legal representative shall have the right (subject to the limitations on exercise set forth in Subsection A above) to exercise all or any part of the Option to the extent the Option was exercisable at the time of such termination, at any time within one year after such termination, but not later than the original expiration date of the Option.

          F. TERMINATION OF OPTION. The Option shall terminate upon the earlier of (i) the expiration of a period of ten years from the date of grant of the Option, as set forth in Section 13 below; or (ii) the date on which the Optionee's employment with Company is terminated, unless such termination falls within the scope of Subsection D or E of this Section and in such event upon the expiration of the period after the Optionee's employment with the Company is terminated within which the Option is exercisable as specified in such subsections.

     4. METHOD OF EXERCISE OF OPTION. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by delivering written notice of exercise to the Company, at its principal office, addressed to the attention of the Secretary of the Company, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made in cash. If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after exercise of the Option as provided for above, the Company shall deliver to the person exercising the Option a certificate or certificates for the shares of Stock being purchased.

     5. LIMITATIONS ON TRANSFER. The Option is not transferable or assignable by the Optionee, other than by will or the laws of descent and distribution in the event of death of the Optionee.



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     6.   RIGHTS AS SHAREHOLDER. Neither the Optionee nor any executor, administrator, distributee or legatee of the Optionee's estate shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Stock transferable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distributee or legatee of the Optionee's estate) has been entered as the shareholder of record on the books of the Company.

     7.   EFFECT OF CHANGES IN CAPITALIZATION.

          A. CHANGES IN STOCK. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date the Option is granted, a proportionate and appropriate adjustment shall be made by the Company in the number and kind of shares subject to the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the Option shall not change the total Option Price with respect to shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share.

          B. REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING CORPORATION. Subject to Subsection C of this Section, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, the Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregated Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

          C. REORGANIZATION IN WHICH THE COMPANY IS NOT THE SURVIVING CORPORATION OR SALE OF ASSETS OR STOCK. Upon the dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board which results in any person or entity owning eighty percent (80%) or more of the combined voting power of all classes of stock of the Company, the Option hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation and/or the assumption of the Option, or for the substitution for the Option of new options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Option shall continue in the manner and under the terms so provided. In the event of any such termination of the Option, the Optionee shall have the right (subject to the limitations on exercise set forth in Section 3 above), for thirty (30) days immediately prior to the occurrence of such termination, to exercise the Option in whole or in part, to the extent the Optionee was otherwise entitled to exercise such Option at the


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time such termination occurs. The Company shall send written notice of an event that will result in such a termination to the Optionee not later than the time at which the Company gives notice thereof to its shareholders.

          D. ADJUSTMENTS. Adjustments specified in this Section relating to stock or securities of the Company shall be made by the Compensation Committee of the Board of Directors of the Company (the "Committee"), whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     8. NON-COMPETE. In consideration of this Option and the acceptance thereof, the Optionee agrees that in the event of termination of employment with the Company or any of its direct or indirect subsidiaries ("Primark") for any reason, the Optionee will not, without the written consent of the Company, for a period of six (6) months thereafter, alone or with or for others, in whatever capacity, directly or indirectly, (i) compete with Primark for business with current or contemplated customers for whom you provided a service while at Primark, (ii) solicit or encourage any person who is an employee of Primark to leave the employ of Primark, or (iii) interfere with existing or contemplated relationships between Primark and its customers and employees (the provisions of this paragraph are hereinafter referred to as the "Noncompetition Provisions"). In the event of a conflict between the Optionee's consultant agreement with Primark, if any, and any provisions of this paragraph, the provisions of this paragraph will govern to the extent, and only for that period of time, if any, that such provisions survive beyond the related provisions in such agreement.

     9. GENERAL RESTRICTIONS. The Company shall not be required to sell or issue any shares of Stock under the Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Company of any provision of any law or regulation of any governmental authority, including without limitation, any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), unless a registration statement under such Act is in effect with respect to the shares of Stock covered by the Option, the Company shall not be required to sell or issue such shares unless the Company has received evidence satisfactory to it that the holder of the Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now is effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable unless and until the shares of Stock covered by the Option are registered or are subject to an


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available exemption from registration, the exercise of the Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. In any event, Optionee understands that the certificates representing shares of Stock acquired upon the exercise of the Option will bear a legend restricting their transfer. Optionee further understands that the shares of Stock acquired upon the exercise of the Option (even if registered) will be restricted securities within the meaning of the federal securities laws and may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of absent registration under applicable federal and state securities laws or unless such transaction is exempt from, or not subject to, such registration.

     10. DISCLAIMER OF RIGHTS. No provision in this Option Agreement shall be construed to confer upon the Optionee the right to be employed by the Company or any Subsidiary, or to interfere in any way with the right and authority of the Company or any Subsidiary to terminate any employment or other relationship between the Optionee and the Company or any Subsidiary.

     11. INTERPRETATION OF THIS OPTION AGREEMENT. All decisions and interpretations made by the Committee or the Board of Directors of the Company with regard to any question arising under this Option Agreement shall be binding and conclusive on the Company and the Optionee and any other person entitled to exercise the Option as provided for herein.

     12. GOVERNING LAW. The Option Agreement is executed pursuant to and shall be governed by the laws of the Commonwealth of Massachusetts (but not including the choice of law rules thereof).

     13.  DATE OF GRANT. The date of grant of this Option is February 24, 1999.

     14. BINDING EFFECT. Subject to all restrictions provided for in this Option Agreement and by applicable law relating to assignment and transfer of this Option Agreement and the option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

     15. NOTICE. Any notice hereunder by the Optionee to the Company shall be in writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of the Committee, or if so mailed or delivered to such other address as the Company may hereafter designate by notice to the Optionee. Any notice hereunder by the Company to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Company.

     16. ENTIRE AGREEMENT. This Option Agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Option
Agreement, or caused this Option Agreement to be duly executed on their behalf, as of the day and year first above written.

                                       PRIMARK CORPORATION



                                       By: /s/ Joseph E. Kasputys
                                       Title: Chairman, President & CEO


                                       OPTIONEE:


                                       /s/ David Taylor
                                       -------------------------------
                                       David Taylor


                                       ADDRESS FOR NOTICE TO OPTIONEE:

                                       c/o Primark
                                       --------------------------------
                                       Skandia House
                                       --------------------------------
                                       23 College Hill
                                       --------------------------------
                                       London EC4R 2RA
                                       U.K.